UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2010
ALON REFINING KROTZ SPRINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-163942	74-2849682
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 11, 2010, Alon Refining Krotz Springs, Inc., a Delaware corporation (“ARKS”), entered into an amendment (the “Amendment”) to the Credit Agreement dated as of March 15, 2010, by and among ARKS, as borrower, the financial institutions party thereto from time to time as lenders (the “Lenders”), and Bank Hapoalim B.M., a bank organized under the laws of Israel, acting through its New York branch, as administrative agent and collateral agent for the Lenders (as amended to date, the “Facility”).
     The Amendment extends the maturity date of the Facility from August 16, 2010 to November 15, 2010. As of August 11, 2010, the principal amount outstanding under the Facility was $30,000,000.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 3 to Credit Agreement, dated August 11, 2010, among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON REFINING KROTZ SPRINGS, INC.
By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

Date: August 13, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amendment No. 3 to Credit Agreement, dated August 11, 2010, among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent.

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